SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2010

TODAYS ALTERNATIVE ENERGY CORPORATION.
(Exact name of registrant as specified in its charter)

Nevada	001-32044	16-1576984
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9720 Heatherstone River Court
Townhouse 1
Estero, FL 33928
(Address of principal executive offices) (zip code)

888-880--0994
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 31, 2010, Patricia M. Spreitzer resigned from her positions as Chief Financial Officer, Secretary, Treasurer and director of Todays Alternative Energy Corporation (the “Company”) and Bio-Extraction Services, Inc., the Company's subsidiary.  On November 9, 2010, David S. Bennett resigned from his positions as President, Chief Executive Officer and Director of the Company and Bio-Extraction Services, Inc., the Company's subsidiary.

On November 9, 2010, the Company’s board of directors appointed Len Amato as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director.  From 2007 to October 2010, Mr. Amato was managing member of Interstellar Holdings, LLC, a Connecticut-based investment banking firm that has provided the Company with financing.  From 2002 to 2010, Mr. Amato was president and a board member of CancerCare of Connecticut, a nonprofit organization that provides free professional support services to anyone affected by cancer.  Mr. Amato serves as a committee chairman for The Michael Bolton Charities, Inc.  Mr. Amato received a bachelor of arts in 1971 from Fairfield University in Fairfield, Connecticut.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description
99.1 99.2	Resignation of David S. Bennett Resignation of Patricia M. Spreitzer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODAYS ALTERNATIVE ENERGY CORPORATION (Registrant)

Date: November 15, 2010	By:	/s/ Len Amato
Len Amato
Chief Executive Officer and Chief Financial Officer